MSGI APPOINTS FORMER WHITE HOUSE OFFICIAL AS
                                COMPANY PRESIDENT
        Joseph C. Peters, Esq. to Spearhead Global Strategic Initiatives
             Aimed at Law Enforcement and Homeland Security Markets


New York, New York, November 23, 2004 - Media Services Group, Inc. (Nasdaq:
MSGI) today announced that Joseph C. Peters, Esq. has accepted the position of company president. Mr. Peters, a distinguished former White House official, has previously served on MSGI's board of directors and will continue in that role.

Mr. Peters has held senior positions within federal and state agencies focused on law enforcement and Homeland Security. Most recently, he served President Bush in the White House's Drug Policy Office - commonly referred to as the Drug Czar's Office. His duties there included supervising the country's High Intensity Drug Trafficking Area (HIDTA) program, as well as serving as the Drug Czar's liaison to the White House Office of Homeland Security and DHS Secretary Tom Ridge. Mr. Peters also served in the Clinton Administration as Director of the country's 26 HIDTA's.

As MSGI president, Mr. Peters will spearhead major initiatives supporting the company's strategic objectives - the goal of which is becoming the global leader in delivering integrated, technology-based solutions supporting Homeland Security and law enforcement. MSGI is now in discussions with several potential acquisition and alliance candidates that will further strengthen the company's international presence and capabilities.

Jeremy Barbera, Chairman and CEO said, "We are extraordinarily fortunate to have Joe Peters join our executive management team. He has provided invaluable input and counsel as a member of our Board of Directors. Going forward, he will play an even more crucial role - strategically and tactically - to help us attain a true leadership position in developing leading-edge technology tools for the global law enforcement, military and intelligence sectors."

Mr. Peters added, "Being named president of MSGI is both an honor and an exciting career opportunity. This is an organization with a compelling vision, led by a strong visionary: Jeremy Barbera. I'm confident that my experience in law enforcement and anti-terrorism will directly support MSGI's efforts to bolster its already strong standing in delivering technology-based services to Homeland Security and law enforcement agencies."


Mr. Peters has had a distinguished 25-year career. He first served as a uniformed and undercover narcotics officer and later became an attorney. He then served in the Pennsylvania state prosecutor's office, the US Department of Justice and the Executive Office of the President of The United States. His experience included coordinating with top ranking directors in the US Departments of Justice and Treasury, the FBI, the DEA, the US Marshals Service, the US Customs Service and ATF.

Mr. Peters began his career as a State prosecutor when he joined the Pennsylvania Attorney General's office in 1983. He later served as a Chief Deputy Attorney General of the Organized Crime Section, and in 1989 was named the first Executive Deputy Attorney General of the newly created Drug Law Division. In that capacity, Mr. Peters oversaw the activities of 56 operational drug task forces throughout the State, involving approximately 760 local police departments with 4,500 law enforcement officers.

As a Federal prosecutor, Mr. Peters' accomplishments include the convictions of Philadelphia mob boss "Little Nicky" Scarfo, his under-boss and 16 mob soldiers. This trial, conducted by Mr. Peters and four other Federal prosecutors, resulted in one of the most significant Mafia family convictions in United States history. As a result, Mr. Peters received the Department of Justice's John Marshall Award, presented by Attorney General Dick Thornburgh. The Associated Press called Mr. Peters and his fellow prosecutors the "Modern Day Untouchables."

Mr. Peters has consulted with national and international law enforcement organizations on narco-terrorism and related intelligence and prosecution issues. He is an active member of the International Association of Chiefs of Police, where he serves on the group's Committee on Terrorism. Additionally, Mr. Peters is a current member of the E. B. Jermyn Lodge #2 Fraternal Order of Police (FOP) and recently was honored by being named a Life Member of the Pennsylvania Chiefs of Police Association. He is an associate member of the Pennsylvania District Attorney's Association.


About Media Services Group, Inc.
Media Services Group, Inc. (Nasdaq: MSGI) is a proprietary solutions provider developing a global combination of innovative emerging businesses that leverage information and technology. MSGI is currently comprised of two operating companies; Future Developments America, Inc. and Innalogic, LLC. The company is principally focused on the homeland security, public safety, intelligence and surveillance industry. Their corporate headquarters is located in New York, with regional offices in Washington, DC, and Calgary. The corporate telephone is:
917-339-7134. Additional information is available on the company's website: http://www.mediaservices.com


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